As filed with the Securities and Exchange Commission on December 31, 1998

                                                      Registration No. 333-20033


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                ________________________________________________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                ________________________________________________

                              MASTECH CORPORATION

            Pennsylvania                                25-1802235
     (State or jurisdiction of                       (I.R.S. Employer
     Incorporation or organization)                 Identification No.)

                                1004 McKee Road
                          Oakdale, Pennsylvania 15071
             (Address of principal executive offices and zip code)

                  ___________________________________________

                              MASTECH CORPORATION
                 AMENDED AND RESTATED 1996 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                  ___________________________________________

                 Jeffrey A. McCandless, Vice President - Finance
                              Mastech Corporation
                                1004 McKee Road
                               Oakdale, PA 15071
                    (Name and address of agent for service)
                                  412-787-2100
                    (Telephone number of agent for service)

                          Copies of communications to:
                            James J. Barnes, Esquire
                  Buchanan Ingersoll Professional Corporation
                               One Oxford Centre
                          301 Grant Street, 20th Floor
                           Pittsburgh, PA 15219-1410
                                  412-562-1415

                  ___________________________________________

                        CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                            Proposed Maximum         Proposed Maximum
Title of Securities To Be                 Amount to Be     Offering Price Per       Aggregate Offering            Amount of
 Registered(1)                           Registered(1)          Share (2)                Price(2)            Registration Fee(2)
--------------------------------------------------------------------------------------------------------------------------------
Common stock (par value $.01
per share)                                3,500,000             $25.5625                 $89,468,750              $24,872.31
--------------------------------------------------------------------------------------------------------------------------------
Total                                     3,500,000             $25.5625                 $89,468,750              $24,872.31
================================================================================================================================

(1) The provisions of Rule 416 shall apply to the number of shares registered on this Post-Effective Amendment and shall automatically increase or decrease as a result of future stock splits, stock dividends or similar transactions.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h). Such price, which is the average of the high and low prices for the Common Stock on the NASDAQ National Market, as reported in The Wall Street Journal, Midwest Edition, on December 22, 1998, has been determined in accordance with Rule 457(c).

                                EXPLANATORY NOTE
                                ----------------

     This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-8 No. 333-20033 (the "Original Registration Statement") in accordance with Rule 416 promulgated under the Securities Act of 1933, as amended (the "Act") to reflect an increase in the number of shares of common stock, $0.01 par value per share (the "Common Stock"), of the Registrant covered by the Original Registration Statement as a result of a two-for-one stock split in the form of a 100% stock dividend (the "1998 Stock Split") effective as of the close of business on March 27, 1998 for all holders of record of shares of Common Stock on such date. This Post-Effective Amendment also registers an additional 3,500,000 shares of Common Stock of the same class as previously registered under the Original Registration Statement for issuance under the Registrant's Amended and Restated 1996 Stock Incentive Plan.

     Pursuant to General Instruction E. of Form S-8, the contents of the Original Registration Statement are hereby incorporated by reference. The provisions of Rule 416 shall apply to this Registration Statement, and the number of shares registered hereby automatically shall increase or decrease as a result of future stock splits, stock dividends or similar transactions.

                                    Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Mastech Corporation (the "Company" or the "Registrant") hereby incorporates by reference in this Registration Statement the following documents filed with the Securities and Exchange Commission (the "Commission"):

     a. The Company's Original Registration Statement on Form S-8 (No. 333-20033) filed on January 17, 1997.

     b. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS


Exhibits                             Description

  4.1 Amended and Restated 1996 Stock Incentive Plan (Incorporated herein by reference is Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q dated November 16, 1998) (File Number 0-21755)
  5.1 Opinion of Buchanan Ingersoll Professional Corporation with respect to legality of securities (filed herewith)
 23.1      Consent of Arthur Andersen LLP (filed herewith)
 23.2      Consent of Buchanan Ingersoll Professional Corporation (included in
           Exhibit 5.1)
 24.1 Powers of Attorney (included on signature page of previously filed Registration Statement No. 333-20033)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania, on the 29th day of December, 1998.

                              MASTECH CORPORATION

                              By: /s/ Sunil Wadhwani
                                 ----------------------------------
                                 Sunil Wadhwani

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to this Registration Statement has been signed by the following persons in the capacities indicated on December 29th, 1998.

     Signature                  Capacity
     ---------                  --------

/s/ Sunil Wadhwani
----------------------          Director, Co-Chairman
Sunil Wadhwani                    and Chief Executive Officer

/s/ Ashok Trivedi
----------------------          Director, Co-Chairman and President
Ashok Trivedi

/s/ *
----------------------          Director
J. Gordon Garrett

/s/ *
----------------------          Director
Michel Berty

/s/ Jeffrey McCandless
----------------------          Vice President-Finance
Jeffrey McCandless                (Principal Accounting Officer and
                                  Principal Financial Officer)

*Attorney-In-Fact (pursuant to powers of attorney dated January 17, 1996 included on the signature page of the Company's Registration Statement on Form S-8 No. 333-20033).

                                 EXHIBIT INDEX
                                 -------------

Exhibits                          Description

  4.1 Amended and Restated 1996 Stock Incentive Plan (Incorporated herein by reference is Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q dated November 16, 1998) (File Number 0-21755)
  5.1 Opinion of Buchanan Ingersoll Professional Corporation with respect to legality of securities (filed herewith)
 23.1     Consent of Arthur Andersen LLP (filed herewith)
 23.2     Consent of Buchanan Ingersoll Professional Corporation (included in
          Exhibit 5.1)
 24.1 Powers of Attorney (included on signature page of previously filed Registration Statement No. 333-20033)